                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Cathay Bancorp, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

(1)      Title of each class of securities to which transaction applies:

         Not Applicable
-------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

         Not Applicable
-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         Not Applicable
-------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         Not Applicable
-------------------------------------------------------------------------------

(5)      Total fee paid:

         Not Applicable
-------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

         Not Applicable
-------------------------------------------------------------------------------

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

         Not Applicable
-------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement no.:

         Not Applicable
-------------------------------------------------------------------------------

(3)      Filing party:

         Not Applicable
-------------------------------------------------------------------------------

(4)      Date filed:

         Not Applicable
-------------------------------------------------------------------------------

                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                         LOS ANGELES, CALIFORNIA 90012



To the stockholders of Cathay Bancorp, Inc.:

         We are pleased to invite you to attend the Annual Meeting of Stockholders of Cathay Bancorp, Inc. to be held at 777 North Broadway, Los Angeles, California 90012, on Monday, April 21, 1997, at 5:00 p.m., Pacific Time.

         The stockholders will be asked to elect four Class I directors of Cathay Bancorp, Inc. to serve until 2000.

         We look forward to seeing you at the Annual Meeting.


                                                   Sincerely yours,



                                                   Wilbur K. Woo
                                                   Secretary

                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                         LOS ANGELES, CALIFORNIA 90012


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 21, 1997

                               _________________

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cathay Bancorp, Inc. ("Bancorp") will be held at 777 North Broadway, Los Angeles, California 90012, on Monday, April 21, 1997, at 5:00 p.m., Pacific Time, to elect four Class I directors of Bancorp to serve until 2000, and to consider such other matters as may properly come before the Annual Meeting or any adjournments of the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         The Board of Directors has selected March 7, 1997 as the record date (the "Record Date") for the Annual Meeting. Holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

         Please vote, sign and date the enclosed Proxy card and return it in the accompanying envelope, which does not require postage if mailed in the United States. IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

         You are invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may choose to revoke your Proxy and vote in person at the meeting. If you do so, your Proxy card will be disregarded.


                                           By Order of the Board of Directors



                                           Wilbur K. Woo, Secretary

Los Angeles, California
March 21, 1997

                              CATHAY BANCORP, INC.
                               777 North Broadway
                         Los Angeles, California  90012
-------------------------------------------------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 21, 1997
-------------------------------------------------------------------------------

                                    GENERAL

         Cathay Bancorp, Inc., a Delaware corporation ("Bancorp"), was incorporated by Cathay Bank, a California-chartered bank, on March 1, 1990 to act as the holding company for Cathay Bank. Pursuant to a reorganization and merger approved by the shareholders of Cathay Bank in July 1990 (the "Reorganization"), Bancorp became the parent of Cathay Bank on December 10, 1990. On that date, each outstanding share of the common stock of Cathay Bank was converted into the right to receive one share of the common stock of Bancorp (the "Common Stock").

         On November 18, 1996, Bancorp acquired First Public Savings Bank, F.S.B. ("First Public"), through the merger (the "First Public Merger") of First Public into Bancorp's wholly owned subsidiary, Cathay Bank. In connection with the acquisition of First Public, Bancorp paid $15.486 million in cash and issued 905,735 shares of its Common Stock valued at $16.114 million, for a total purchase price of $31.6 million.

         This Proxy Statement is being furnished to the holders of record of Common Stock in connection with the solicitation of proxies, including the proxy granted by the enclosed Proxy card, by the Bancorp Board of Directors for use at the 1997 Annual Meeting of Stockholders of Bancorp to be held on Monday, April 21, 1997 and at any adjournment of the Annual Meeting (the "Annual Meeting"). At the Annual Meeting, Bancorp stockholders will be asked to elect four Class I directors to serve until 2000 and to consider any other business that may properly be brought before the Annual Meeting.

         Stockholders are urged to vote by completing the enclosed Proxy card and returning it signed and dated in the enclosed postage-prepaid envelope. If the enclosed Proxy card is properly completed and is received by Bancorp before the voting, the shares of Common Stock represented by the Proxy card will be voted as directed on the Proxy card. Votes may be cast in favor of or withheld from each nominee. If no direction is made, the shares will be voted FOR the election of each of the nominees named below as directors. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will be counted for the purpose of establishing a quorum but will not be counted, and will have no effect, in determining whether a nominee or nominees have been elected. Under Delaware law, the inspector of elections for the Annual Meeting may consider evidence that he deems to be reliable to reconcile proxies and ballots submitted by banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the recordholder to cast or more votes than the stockholder holds of record.

         The Bancorp Board of Directors knows of no additional proposal that will be presented for consideration at the Annual Meeting. The persons designated as proxy holders reserve the right to vote the shares in accordance with their best judgment on any proposal that does properly come before the

Annual Meeting or to vote the shares for other persons if any nominee for director becomes unavailable to serve.

         A proxy may be revoked at any time before its exercise by filing a written notice of revocation with the Secretary of Bancorp or by delivering to Bancorp a later signed and dated Proxy card. A proxy may also be revoked if the person executing the Proxy card is present at the Annual Meeting and decides to vote in person. This Proxy Statement was first mailed to stockholders on or about March 21, 1997.


                               QUORUM AND VOTING

         The Board of Directors has fixed the close of business on March 7, 1997 (the "Record Date") as the date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock registered in the stockholder's name. Cumulative voting is NOT available for the election of directors.

         It is important that stockholders be represented in person or by proxy at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business. If insufficient shares are represented at the Annual Meeting to constitute a quorum or to elect the nominees for director, the Annual Meeting may be adjourned to permit further solicitation of proxies.

         On the Record Date, there were 8,894,891 shares of Common Stock outstanding. This figure includes 51,605 outstanding rights to receive Common Stock that are held by former holders of Cathay Bank common stock and that have not yet been submitted for exchange into Common Stock pursuant to the Reorganization.


                        PRINCIPAL HOLDERS OF SECURITIES

         Based on Schedules 13G filed with Bancorp and with the Securities and Exchange Commission (the "SEC"), the persons and groups listed in the following table are the beneficial owners of more than five percent (5%) of Common Stock. Bancorp is not aware of any other person or group who beneficially owned more than 5% of Common Stock on the Record Date.

                                           Amount and Nature                         Percentage of
                                           of Beneficial                             Common Stock
Name and Address of                        Ownership of                              Beneficially
Beneficial Owner                           Common Stock                              Owned
-------------------                        -----------------                         -------------
Cathay Bancorp Employee Stock              535,104 (1)                                 6.02%
  Ownership Plan and Trust ("ESOPT")
777 North Broadway
Los Angeles, California 90012
---------------------------------

(1) Shares of Common Stock beneficially owned by the ESOPT are allocated on an annual basis among ESOPT participants. Once shares of Common Stock are so allocated, each participant has the power to direct the vote of his or her allocated shares; the ESOPT Committee has sole power to vote and dispose of all unallocated shares of Common Stock beneficially owned by the ESOPT. As of the Record Date, the ESOPT held 4,304 unallocated shares of Common Stock. As of the Record Date, Messrs. Cheng, Chan, Ching and Poon were members of the ESOPT Committee.

         As of the Record Date, directors and executive officers of Bancorp and their affiliates (including the ESOPT) were entitled to vote approximately 1,687,978 shares of Common Stock, representing approximately 18.98% of the outstanding shares of Common Stock. If shares held by the ESOPT that have been allocated to persons other than directors and executive officers of Bancorp are excluded from such total, as of the Record Date the directors and executive officers of Bancorp were entitled to vote 1,228,137 shares of Common Stock, representing approximately 13.81% of the outstanding shares of Bancorp.
Bancorp has been informed that the directors and officers of Bancorp intend to vote FOR each of the nominees for director.


                             ELECTION OF DIRECTORS

         Pursuant to Bancorp's Certificate of Incorporation, Bancorp's Board of Directors may consist of between three and 25 directors. The Board currently consists of eleven directors, each of whom is also a director of Cathay Bank. The Board has three classes of directors. The term of office of each class of directors is three years. The current term of the Class I directors will expire at the 1997 Annual Meeting of Bancorp stockholders, the current term of the Class II directors will expire at the 1998 Annual Meeting of Bancorp stockholders, and the current term of the Class III directors will expire at the 1999 Annual Meeting of Bancorp stockholders.

         The stockholders of Bancorp are being asked to elect four Class I directors of Bancorp, who will hold office until the 2000 Annual Meeting of Stockholders and until their successors have been elected and qualified. It is intended that votes will be cast pursuant to the Proxy card for the four nominees named below, all of whom are currently directors of Bancorp and of Cathay Bank and have served continuously in these capacities since the dates indicated opposite their respective names. If any nominee named in this Proxy Statement becomes unavailable for any reason, or if any vacancy on the Bancorp Board of Directors should occur before the election, the shares represented by any proxy voting for that nominee will be voted for the person, if any, that may be designated by the Board of Directors to replace that nominee or to fill that vacancy on the Board. The Board of Directors, however, has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur.

         The following table sets forth the periods each current director has served as a director of Bancorp and of Cathay Bank, and the principal occupations of each director for at least the past five years. It also sets forth information, as of the Record Date, with respect to the beneficial ownership, as that term is defined under rules and regulations of the SEC, of the outstanding Common Stock by each director and by all the directors and officers of Bancorp as a group.

         The information set forth in the following table as to shares of Common Stock owned has been furnished by each director.

                                          Principal                                    Common Stock        Percentage
                                         Occupations                      Director     Beneficially        Ownership
                                              and                       of Bancorp        Owned on            on
      Name                     Age       Directorships                     Since       March 7, 1997     March 7, 1997
--------------------          -----     ---------------                -------------   -------------     -------------
Directors Currently
Serving Term Ending
in 2000 (Class I)
-----------------

Michael M.Y. Chang             60       Director of Cathay Bank       1990             154,651 (1)        1.74% (1)
                                        since 1983; self-employed
                                        attorney at law since
                                        1971.

                                            Principal                            Common Stock        Percentage
                                           Occupations             Director      Beneficially        Ownership
                                                and                of Bancorp       Owned on              on
      Name                    Age          Directorships             Since        March 7, 1997     March 7, 1997
-----------------            -----        ---------------         -------------   -------------     -------------
Patrick S.D. Lee               62       Director of Cathay Bank       1990            64,762 (2)       0.73% (2)
                                        since 1983; Director of
                                        CIC since 1984; President
                                        of TC Construction
                                        Corporation since 1972
                                        (construction and
                                        development of commercial
                                        and residential real
                                        estate).

Anthony M. Tang                43       Executive Vice President      1990           198,368 (3)       2.23% (3)
                                        of Bancorp and Cathay
                                        Bank since 1994; Senior
                                        Vice President of Bancorp
                                        and Cathay Bank from 1990
                                        until 1994; Chief
                                        Financial Officer and
                                        Treasurer of Bancorp
                                        since 1990; Chief Lending
                                        Officer of Cathay Bank
                                        since 1985; and director
                                        of Cathay Bank since
                                        1986.

Thomas G. Tartaglia            73       Director of Cathay Bank       1990            15,623 (4)       0.18% (4)
                                        since 1986; formerly
                                        Executive Vice President
                                        of Cathay Bank from 1984
                                        until 1990.

Directors Currently
Serving Term Ending
in 1998 (Class II)
--------------------
Ralph Roy Buon-Cristiani       71       Director of Cathay Bank       1990           123,937 (5)       1.39% (5)
                                        since 1981; retired
                                        doctor of veterinary
                                        medicine.

Kelly L. Chan (6)              50       Director of Cathay Bank       1990            81,205 (7)       0.91% (7)
                                        since 1981; owner of
                                        interest in Phoenix
                                        Bakery, Inc., a retail
                                        bakery in Los Angeles,
                                        California, since 1984.

                                               Principal                            Common Stock      Percentage
                                              Occupations            Director      Beneficially       Ownership
                                                   and              of Bancorp       Owned on              on
    Name                      Age              Directorships           Since       March 7, 1997     March 7, 1997
---------------              -----      ------------------------    ------------   -------------     -------------
Dunson K. Cheng                52       Chairman of the Board of       1990           151,767 (8)       1.71% (8)
                                        Directors of each of
                                        Bancorp, Cathay Bank and
                                        CIC since 1994; President
                                        of Bancorp since 1990;
                                        President of Cathay Bank
                                        since 1985 and director
                                        of Cathay Bank since
                                        1982; Secretary of CIC
                                        from 1985 until 1994;
                                        Chief Executive Officer
                                        of CIC since 1995 and
                                        director of CIC since
                                        1984.

Chi-Hung Joseph Poon           50       Director of Cathay Bank       1990             15,914 (9)      0.18% (9)
                                        since 1981; Director of
                                        CIC since 1984; Secretary
                                        and Chief Financial
                                        Officer of CIC since
                                        1994; President of Edward
                                        Properties, Inc. since
                                        1981 (real estate
                                        development).

Nominees for Election at
the Annual Meeting for Terms
Ending in 1999 (Class III)
----------------------------

George T.M. Ching              82       Vice-Chairman of the          1990           100,643 (10)       1.13% (10)
                                        Board of Directors of
                                        Bancorp since 1990; Vice-
                                        Chairman of the Board of
                                        Directors of Cathay Bank
                                        since 1985, President of
                                        Cathay Bank from 1962
                                        until 1985 and director
                                        of Cathay Bank since
                                        1962; President of Cathay
                                        Investment Company
                                        ("CIC") since 1985 and
                                        director of CIC since
                                        1984.

                                              Principal                            Common Stock        Percentage
                                             Occupations             Director      Beneficially        Ownership
                                                 and                of Bancorp       Owned on              on
          Name                Age           Directorships              Since       March 7, 1997     March 7, 1997
---------------               -----        ---------------         -------------   -------------     -------------
Wing K. Fat (6)                70       Director of Cathay Bank       1990           123,624 (11)      1.39% (11)
                                        since 1972; owner of
                                        interest in a
                                        Chinese-American
                                        restaurant in Sacramento,
                                        California, for over 40
                                        years.

Wilbur K. Woo                  81       Secretary of Bancorp          1990           174,878 (12)      1.97% (12)
                                        since 1990; Secretary of
                                        the Board of Directors of
                                        Cathay Bank since 1980
                                        and director of Cathay
                                        Bank since 1978; Director
                                        of CIC since 1987.

All directors and                                                                    1,228,137 (13)    13.81% (13)
officers as a group (15
persons)
---------------------------------

(1) Includes approximately 93,415 shares held by Mr. Chang and his wife, approximately 31,236 shares held by Mr. Chang as custodian for his children and approximately 30,000 shares held by Mr. Chang's wife as custodian for their children.

(2)  Consists entirely of shares held by Mr. Lee as trustee of the Lee Trust.

(3) Includes 23,349 shares held by Mr. Tang as custodian for his children, approximately 39,266 shares held by Mr. Tang's wife and approximately 16,072 shares held by the ESOPT which have been allocated to Mr. Tang's account through the Record Date.

(4) Includes approximately 5,462 shares held by the ESOPT which have been allocated to Mr. Tartaglia's account through the Record Date.

(5) Includes 15,582 shares which Mr. Buon-Cristiani holds as custodian for his grandchildren.

(6)  Kelly L. Chan is the nephew, by marriage, of Wing K. Fat.

(7) Includes approximately 14,572 shares held by Mr. Chan and his wife, approximately 1,938 shares held by Mr. Chan as custodian for his children, approximately 6,671 shares held by Chansons Properties, 50,000 shares held as Trustee of the WHFC Chan Grandchildren Sprinkling Trust and 4,304 shares held as unallocated shares by the ESOPT. Mr. Chan is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

(8) Includes approximately 56,066 shares held by the Dunson Cheng and Cynthia Cheng Trust, approximately 18,719 shares held by the ESOPT which have been allocated to Mr. Cheng's account through the Record Date and 4,304 shares held as unallocated shares by the ESOPT. Mr. Cheng is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

(9) Includes 4,304 shares held as unallocated shares by the ESOPT. Mr. Poon is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

(10) Includes 88,057 shares held by the Ching Family Trust, approximately 2,683 shares held by Mr. Ching's wife and 4,304 shares held as unallocated shares by the ESOPT. Mr. Ching is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

(11) Includes approximately 58,389 shares held by Fat Family Trust, approximately 60,636 shares held by Frank Fat, Inc., and approximately 4,598 shares held by Frank Fat Properties.

(12) Consists entirely of shares held by Mr. Woo as trustee of a living trust established by Mr. Woo and his wife.

(13) Includes a total of 70,959 held by the ESOPT that have been allocated to the directors and executive officers through the Record Date and 4,304 shares held as unallocated shares by the ESOPT.

                             THE BOARD OF DIRECTORS

         Regular meetings of the Bancorp Board of Directors are generally held on a monthly basis, while special meetings are called when necessary. The Bancorp Board of Directors held thirteen (13) meetings during 1996. During the fiscal year ended December 31, 1996, except for Mr. Deal who attended nine (9) of thirteen (13) meetings (69%), each director attended 75% or more of the meetings of the Bancorp Board.

         The Bancorp Board of Directors has two standing committees, the Audit Committee and the Executive Committee.

AUDIT COMMITTEE

         During the fiscal year ended December 31, 1996, the Audit Committee consisted of Ralph Roy Buon-Cristiani (Chairman), Kelly L. Chan and Michael M.Y. Chang. Mr. Cheng also served on the Audit Committee ex-officio in his capacity as President and chief executive officer. This committee oversees Bancorp's financial reporting on behalf of the Bancorp Board of Directors; recommends to the Bancorp Board of Directors and stockholders the independent auditors who will perform the annual audit; reviews with the independent auditors the proposed scope of, fees for, and results of the annual audit; reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors, and Bancorp management; considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service, and the effect of non-audit services on the independence of the independent auditors; and performs any other tasks that may be assigned to it by the Board of Directors. The Audit Committee met thirteen (13) times during 1996 and each committee member attended 75% or more of the meetings of this committee.

EXECUTIVE COMMITTEE

         During the fiscal year ended December 31, 1996, the Executive Committee consisted of Dunson K. Cheng (Chairman and serving in an ex- officio capacity, as President and chief executive officer of Bancorp), Gerald T. Deal, George T.M. Ching, Anthony M. Tang and Thomas G. Tartaglia. Mr. Deal resigned as a director and member of the Executive Committee effective as of December 31, 1996. This committee has been delegated authority to exercise all powers of the Bancorp Board of Directors in the intervals between Board meetings, except those powers delegated to other committees and those that by statute, charter, or bylaws are reserved to the full Board of Directors. The Executive Committee met twelve (12) times during 1996 and, except for Mr. Deal who attended six (6) of twelve (12) meetings (50%), each committee member attended 75% or more of the meetings of this committee.

COMPENSATION OF DIRECTORS

         The persons currently serving as directors of Bancorp are the same persons who currently serve as directors of Cathay Bank. As a result, the current policy for compensation of directors is that Cathay Bank pays each Cathay Bank director who is not also a full-time officer of Bancorp, Cathay Bank or CIC an annual fee of $12,900 plus $200 for each Cathay Bank Board committee meeting (other than loan committee meetings) and $250 for each Cathay Bank Board loan committee meeting attended by the director. In 1996, Cathay Bank also paid each Cathay Bank non-employee director a $2,650 bonus and paid
F. Chow Chan, a director emeritus, an annual fee of $4,800 and a $750 bonus. CIC currently pays each of its directors who is not a full-time officer of CIC, Bancorp or Cathay Bank an fee of $200 for each of its Board of Directors meetings attended. Bancorp, Cathay Bank and CIC reimburse directors for out-of-pocket expenses incurred in attending meetings of the Boards of Directors and Board committees and in traveling on company business. In addition to director fees paid to such persons, in 1996 Cathay Bank paid $12,900 and $32,250 to Mr. Woo and Mr. Deal (Mr. Deal resigned as an officer and director of Bancorp effective on December 31, 1996), respectively, as salary for their service as officers, and Cathay Investment Company paid $19,350 to Mr. Ching as an officer and $5,400 to Mr. Lee as an employee.

                 INFORMATION CONCERNING MANAGEMENT COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

          The following tables sets forth information regarding the compensation for services in all capacities paid or accrued for the calendar year ended December 31, 1996 by Bancorp or Cathay Bank (a) to the chief executive officer of Bancorp and (b) to the four (4) most highly compensated executive officers and significant employees of either Bancorp or Cathay Bank.


SUMMARY COMPENSATION TABLE

                                                                Annual Compensation
                                                        --------------------------------
                                                                                         Other
                                                                                         Annual        All Other
        Name and Principal                                                               Compen-        Compen-
             Position                      Year         Salary            Bonus         sation (1)      sation
                                                        ($)              ($)              ($)            ($)
               (a)                         (b)          (c)              (d)              (e)            (f)
---------------------------------------------------------------------------------------------------------------------
Dunson K. Cheng, Chairman of               1996         $314,190         $195,000         $3,860         $15,007 (2)
the Board of Directors,                    --------------------------------------------------------------------------
President and chief                        1995          289,949          144,000          4,897          18,100 (3)
executive officer of Bancorp               --------------------------------------------------------------------------
and Cathay Bank                            1994          263,590          120,000          3,369          16,985 (4)
---------------------------------------------------------------------------------------------------------------------
Anthony M. Tang, Executive                 1996          138,000           78,917           --            14,340 (5)
Vice-President and Chief                   --------------------------------------------------------------------------
Financial Officer/Treasurer                1995          129,000           62,000           --            15,111 (6)
of Bancorp and Executive                   --------------------------------------------------------------------------
Vice-President and Chief                   1994          116,030           51,854           --            14,316 (7)
Lending Officer of Cathay Bank
---------------------------------------------------------------------------------------------------------------------
Milly W. Joe, Senior Vice-                 1996           93,555           39,016           --            13,991 (8)
President and Cashier of                   --------------------------------------------------------------------------
Cathay Bank                                1995           88,500           34,164           --            13,391 (9)
                                           --------------------------------------------------------------------------
                                           1994           80,812           31,017           --            11,899 (10)
---------------------------------------------------------------------------------------------------------------------
Irwin Wong, Senior Vice-                   1996           91,945           41,621            454          13,663 (11)
President for Branch                       --------------------------------------------------------------------------
Administration of Cathay                   1995           88,187           30,840             78          13,377 (12)
Bank                                       --------------------------------------------------------------------------
                                           1994           86,251           22,612           --            12,073 (13)
---------------------------------------------------------------------------------------------------------------------
Elena Chan, Senior Vice-                   1996           84,200           41,232           --            11,195 (14)
President and Chief                        --------------------------------------------------------------------------
Financial Officer of Cathay                1995           78,200           35,430           --            10,461 (15)
Bank                                       --------------------------------------------------------------------------
                                           1994           72,099           31,361           --             9,310 (16)
=====================================================================================================================

Footnotes appear on following page.

(1) The amounts reported in column (e) reflect the incremental cost to Bancorp of automobiles provided to the named executive officers.

(2) This amount consists of $2,424 in group life insurance premiums, $2,877 in health insurance premiums and $9,706 in employer contribution to the ESOPT.

(3) This amount consists of $5,212 in group term life insurance premiums, $2,965 in health insurance premiums and $9,923 in employer contribution to the ESOPT.

(4) This amount consists of $4,759 in group term life insurance premiums, $2,762 in health insurance premiums and $9,464 in employer contribution to the ESOPT.

(5) This amount consists of $1,268 in group life insurance premiums, $3,334 in health insurance premiums and $9,738 in employer contribution to the ESOPT.

(6) This amount consists of $1,277 in group term life insurance premiums, $3,878 in health insurance premiums and $9,956 in employer contribution to the ESOPT.

(7) This amount consists of $1,196 in group term life insurance premiums, $3,625 in health insurance premiums and $9,495 in employer contribution to the ESOPT.

(8) This amount consists of $2,281 in group life insurance premiums, $2,877 in health insurance premiums and $8,833 in employer contribution to the ESOPT.

(9) This amount consists of $2,104 in group term life insurance premiums, $2,907 in health insurance premiums and $8,380 in employer contribution to the ESOPT.

(10) This amount consists of $1,897 in group term life insurance premiums, $2,713 in health insurance premiums and $7,289 in employer contribution to the ESOPT.

(11) This amount consists of $1,549 in group life insurance premiums, $3,358 in health insurance premiums and $8,756 in employer contribution to the ESOPT.

(12) This amount consists of $1,510 in group term life insurance premiums, $3,894 in health insurance premiums and $7,973 in employer contribution to the ESOPT.

(13) This amount consists of $1,491 in group term life insurance premiums, $3,625 in health insurance premiums and $6,957 in employer contribution to the ESOPT.

(14) This amount consists of $1,228 in group life insurance premiums, $1,718 in health insurance premiums and $8,249 in employer contribution to the ESOPT.

(15) This amount consists of $1,002 in group term life insurance premiums, $1,815 in health insurance premiums and $7,644 in employer contribution to the ESOPT.

(16) This amount consists of $967 in group term life insurance premiums, $1,693 in health insurance premiums and $6,650 in employer contribution to the ESOPT.

____________________


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         The Board of Directors of Bancorp does not have a compensation
committee.   No executive officer is separately compensated for services rendered to Bancorp. With the exception of Ms. Joe, Mr. Wong and Ms. Chan, the executive officers hold positions with both Bancorp and Cathay Bank. Ms. Joe, Mr. Wong and Ms. Chan are executive officers of Cathay Bank only and are not considered to be executive officers of Bancorp. Accordingly, decisions regarding the compensation of executive officers, including the President and chief executive officer, are made by the Compensation Committee of the Board of Directors of Cathay Bank, subject to review and approval by the Board of Directors of Cathay Bank. In the fiscal year ended December 31, 1996, the members of the Compensation Committee of Cathay Bank were Dunson K. Cheng, Chairman, Gerald T. Deal, George T.M. Ching, Chi-Hung Joseph Poon, Thomas G. Tartaglia and Kelly L. Chan, each of whom also was a director of Bancorp during 1996. Mr. Deal resigned as a director and member of the Compensation Committee effective as of December 31, 1996. Mr. Cheng, the chairman of the Compensation Committee of Cathay Bank, is also the Chairman, President and chief executive officer of Cathay Bank and of Bancorp. Mr. Cheng also is a member of the Boards of Directors of Cathay Bank and of Bancorp. Mr. Cheng does not participate in, and excuses himself from, those portions of any meeting of the Board of Directors or the Compensation Committee of Cathay Bank in which his compensation is discussed or established.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee of the Board of Directors of Cathay Bank establishes general policies on executive compensation as well as the actual salary, bonus and discretionary benefits of the President and chief executive officer of Bancorp and Cathay Bank, of the Executive Vice-President of Bancorp and Cathay Bank, and of each Senior Vice-President of Cathay Bank. Decisions by the Cathay Bank Compensation Committee are subject to review and approval by the full Board of Directors of Cathay Bank.

         The compensation program for executive officers, including the President and chief executive officer, currently consists of base salary, annual cash bonus, participation in Bancorp's ESOPT (Employee Stock Ownership Plan and Trust),(1) life insurance in an amount equal to three times base salary and the same medical, dental and disability benefits as provided to other Cathay Bank employees. As of January 1, 1997, for all employees including its executive officers, Cathay Bank will match an employee's contribution to Cathay Bank's 401(k) plan up to 2% of an employee's base salary.

         The Cathay Bank Compensation Committee believes that to reward, provide incentives to and retain capable management, each of the executive officers should receive compensation that is both competitive and reflective of Cathay Bank's and Bancorp's performance. In addition, the Compensation Committee believes an executive officer's compensation should reflect the experience, performance and responsibility level of that executive officer.

         As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation paid to certain officers, to the extent that such an officer's compensation exceeds $1 million in a taxable year. An exception may apply to performance-based payments that are approved in advance by a majority vote of the stockholders. Bancorp has not previously paid compensation at levels that would cause this limitation to apply to Bancorp, and has no current plans to do so in the future. While the Compensation Committee has not adopted any formal policy concerning the possible application of this limitation, should an officer in the future appear to merit compensation in excess of the limitation, the Compensation Committee anticipates that any such payments would be structured so as to qualify as performance-based compensation that would be deductible.





_________________________

(1) Participation in the ESOPT is available to all salaried employees who have completed at least two full years of service. Each participant's share of Bancorp's annual contribution to the ESOPT, including the share of each participating executive officer, is calculated by dividing the participant's total "units" by the total "units" of all ESOPT participants for that year. Each ESOPT participant is granted one "unit" for each year of service and one "unit" for each one hundred dollars of eligible compensation. The Board of Directors determines the amount of Bancorp's annual contribution to the ESOPT in light of Bancorp's earnings in the prior plan year. Bancorp's annual contribution is made in cash. The cash contributed by Bancorp to the ESOPT is invested by the ESOPT's trustees in shares of Bancorp's Common Stock. Each participant's benefits under the ESOPT consists of the cash (or cash equivalents) and shares of Bancorp's Common Stock allocated to the participant's ESOPT account in accordance with the above-described formula. Under the ESOPT, each participant's benefits are 100% vested and without risk of forfeiture. Benefits under the ESOPT are distributed to the participant in accordance with the rules of the ESOPT and generally begin when the participant attains the age of 65 (or upon death or disability) or after the lapse of five years following termination of employment.

BASE COMPENSATION

         As part of the process of establishing base salaries, the Compensation Committee reviews the performance of each executive officer in relation to the overall performance of Cathay Bank and considers factors such as the experience and responsibility of each officer, including performance of special projects and assignments. Because the Committee believes that the evaluation of performance should not be reduced to a formula, the Committee considers a wide range of performance criteria, including objective factors such as earnings and profits and subjective factors such as individual performance. In establishing each executive officer's base salary, the Compensation Committee generally gives the most weight to the subjective evaluation of the performance of the officer in relation to the performance of Cathay Bank followed by a consideration of the officer's level of responsibility, experience and then an evaluation of objective performance factors, without any particular magnitude being assigned to this order of factors. The size of the base salary for each executive officer is determined by the above-mentioned subjective evaluation of the officer's performance, a comparison of the compensation levels paid to the officer in past years in relation to the individual's performance in those years and Bancorp's and Cathay Bank's general financial condition, profitability and results from operations. After accounting for the First Public Merger, Bancorp's 1996 total assets increased by approximately 38.34% over 1995 levels, its 1996 stockholders' equity grew by approximately 25.30% over the 1995 figure, its return on average assets remained the same at 1.05% in 1996 and 1995, respectively, and its earnings per share increased from $1.36 in 1995 to $1.66 in 1996. The Compensation Committee considered these financial performance data and the level of responsibilities in giving executive officers an increase in base salaries in 1996 (approximately 4.26% to 8.36%). It should be noted that the Compensation Committee does not review objective data on the financial condition, profitability and results from operations of Bancorp and Cathay Bank in a vacuum. In deciding compensation levels of executives (whether it is base salary or bonuses), the Compensation Committee reviews objective data in light of the financial performance of other similar banks, Bancorp's and Cathay Bank's relative advantages and disadvantages in the banking industry and the obstacles and challenges presented to the particular executive in attempting to achieve the goals of Bancorp and Cathay Bank.

         The Compensation Committee also reviews the base compensation of executive officers in equivalent positions paid by banks considered competitive with Cathay Bank and, in particular, executive officer compensation reported in the survey issued by the California Banker's Association (the "CBA"). The CBA survey consists of a review of executive compensation at banks with total assets over $1 billion, all of which are located in California. Substantially all of Bancorp's operations are located in California and its assets were approximately $1.5 billion at December 31, 1996, after accounting for the First Public Merger. Actual base salaries (and bonuses) paid to the executive officers in fiscal 1996 compared to the median salaries in the CBA survey as follows: Chairman, chief executive officer and President -- actual base salary of $314,190 compared to the median base salary of chief executive officers in the CBA survey of $240,000 (actual bonus of $195,000 compared to the median bonus of chief executive officers in the CBA survey of $81,750); Executive Vice-President and Chief Lending Officer -- actual base salary of $138,000 compared to the median base salary of Chief Credit Officers in the CBA survey of $152,650 (actual bonus of $78,917 compared to the median bonus of Chief Credit Officers in the CBA survey of $42,532); Senior Vice-President and Cashier -- actual base salary of $93,555 compared to the median base salary of Operations Administrators/Cashiers in the CBA survey of $102,100 (actual bonus of $39,016 compared to the median bonus of Operations Administrators/Cashiers in the CBA survey of $30,500); Senior Vice-President for Branch Administration -- actual base salary of $91,945 compared to the median base salary of Branch Administrators in the CBA survey of $85,462 (actual bonus of $41,621 compared to the median bonus of Branch Administrators in the CBA survey of $5,969); Senior Vice-President and Chief Financial Officer -- actual base salary of $84,200 compared to the median base salary of Chief Financial Officer in the CBA survey of $120,000 (actual bonus of $41,232 compared to the median bonus of Chief Financial Officer in the CBA survey of $42,715).

         In addition to these surveys, the Compensation Committee considers data comparing the percentage change in cumulative total stockholder return on Bancorp's Common Stock with the percentage change in cumulative total stockholder return on the Standard & Poors 500 and the SNL Western Bank Index. See "Comparative Stock Performance" below for a graph comparing cumulative stockholder return data for Bancorp, the Standard & Poors 500 Index and the SNL Western Bank Index. The SNL Western Bank Index is a market weighted index including every publicly traded bank located in the States of Arizona, Alaska, California, Hawaii, Idaho, Montana, Nevada, Oregon, Washington and Wyoming.

ANNUAL CASH BONUS

         The annual cash bonus paid to each executive officer, including the Chairman, President and chief executive officer, is determined, in the discretion of the Compensation Committee, on the basis of the overall performance and profitability of Cathay Bank and Bancorp in the fiscal year then ending and the Committee's subjective evaluation of the individual officer's performance and responsibility in relation to company performance. Overall performance and profitability is determined with reference to the following factors listed in order of importance: net income, return on average assets, return on stockholders' equity and percentage increase or decrease in total assets, loans and deposits. The size of the annual bonus for each executive officer is determined by the above-mentioned evaluation of the performance of Bancorp and Cathay Bank in relation to the contributions perceived by the Compensation Committee made by the officer to achieve the overall level of financial performance of Bancorp and Cathay Bank, and by a comparison of the size of annual bonuses paid to the officer in past years with respect to the individual's performance in those years, the base salaries of the executives and the length of employment with Bancorp and Cathay Bank and the overall performance and profitability of Bancorp and Cathay Bank in those years. See also "CEO Compensation" below.

CEO COMPENSATION

         In April 1996, the Compensation Committee increased Mr. Cheng's annual base salary by approximately 8.36% to $314,190, and in December 1996 the Committee awarded Mr. Cheng a $195,000 cash bonus. Mr. Cheng's total base salary and bonus in 1996 was $509,190, up from $433,949 in 1995. The increase in Mr. Cheng's compensation in 1996 reflects Bancorp's and Cathay Bank's growth and improved profits as well as the successful completion of the First Public Merger and the additional responsibilities on an ongoing basis following that merger. In setting Mr. Cheng's compensation, the Compensation Committee considered Mr. Cheng's management ability, his responsibilities before and after the First Public Merger and the fact that Cathay Bank sustained steady growth in 1996 before accounting for the First Public Merger. As an indication of such growth, after accounting for the First Public Merger, Cathay Bank's total assets and deposits as of December 31, 1996 were up 38.34% and 38.66% respectively, from December 31, 1995 levels, and net income increased 25.37% from $10,620,639 in 1995 to $13,315,951 in 1996. Although Mr. Cheng is a member of Cathay Bank's Compensation Committee, he does not participate in, and excuses himself from, those portions of any meeting in which his compensation is discussed or established.

         Generally, Mr. Cheng's base salary is determined primarily with reference to a subjective evaluation made by the Compensation Committee of his performance in the immediately preceding year, the growth of Bancorp and Cathay Bank (a percentage increase or decrease in total assets, loans and deposits) in the immediately preceding year, the percentage increase or decrease in net income in the immediately preceding year, and a comparison of his level of compensation with chief executive officers at other banks of a similar size operating in California. The base salary and total cash compensation paid to Mr. Cheng in fiscal 1996 was $314,190 and $509,190, respectively, compared with the median base salary and total cash compensation of chief executive officers listed in the CBA survey of $240,000 and $321,750, respectively. See "Base Compensation" above for a description of the CBA survey. The bonus paid to Mr. Cheng is based generally on the performance and management of Bancorp and Cathay Bank. Specifically, in determining Mr. Cheng's bonus, the Compensation Committee considers the percentage increase or decrease in net income occurring during the year in which the bonus is paid and any growth in total assets, loans and deposits experienced during that year. The bonus paid to Mr. Cheng in fiscal 1996 was $195,000, compared with the median bonus/incentive compensation paid to chief executive officers listed in the CBA survey of $81,750. See "Base Compensation" above for a description of the CBA survey.

            Gerald T. Deal                 Dunson K. Cheng
            George T.M. Ching              Chi-Hung Joseph Poon
            Thomas G. Tartaglia            Kelly L. Chan

                         COMPARATIVE STOCK PERFORMANCE

         The graph below compares the percentage change in the cumulative total stockholder return on Bancorp's Common Stock from December 31, 1991 through December 31, 1996 with the percentage change in the cumulative total return on the Standard & Poors 500 Index (the "S&P 500 Index") and the SNL Western Bank index (the "SNL Western Bank Index") for the same period. Bancorp will furnish, without charge, upon the written request of any person who is a stockholder of record as of March 7, 1997, a list of the companies included in the SNL Western Bank Index. Requests for this information should be addressed to Wilbur K. Woo, Secretary, Cathay Bancorp, Inc., 777 North Broadway, Los Angeles, California 90012. This graph assumes the investment of $100 in Bancorp's Common Stock on December 31, 1991 and an investment of $100 in each of the S&P 500 Index and the SNL Western Bank Index on that date.





                        [TOTAL RETURN PERFORMANCE CHART]






                                                                          Period Ending
                                          ---------------------------------------------------------------------------------------
INDEX                                     12/31/91        12/31/92       12/31/93      12/31/94           12/31/95       12/31/96
---------------------------------------------------------------------------------------------------------------------------------
Cathay Bancorp Inc.                       100.00          126.98         101.15        99.10              119.18         156.39
S&P 500                                   100.00          107.62         118.47        120.03             165.13         202.89
SNL Western Bank Index                    100.00          134.30         153.87        152.34             255.47         363.20

           INCORPORATION OF COMPENSATION AND PERFORMANCE INFORMATION

The information contained in the above sections of this Proxy Statement captioned "INFORMATION CONCERNING EXECUTIVE COMPENSATION," "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and COMPARATIVE STOCK PERFORMANCE" shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement, or any part hereof, into any filing under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), except to the extent that Bancorp expressly incorporates such information in such filing by
reference.   The information contained in the above sections of this Proxy
Statement captioned "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and COMPARATIVE STOCK PERFORMANCE" and shall not be deemed to be soliciting material or otherwise be deemed to be filed under the 1933 Act or the 1934 Act, except to the extent that Bancorp requests that such information be treated as soliciting material or expressly incorporates such information in any such filing by reference.


                              CERTAIN TRANSACTIONS

BANKING TRANSACTIONS

         Some of the directors and officers of Bancorp or of Cathay Bank, members of their families, and the companies with which they are associated have been customers of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank's business since Cathay Bank began operations, and Cathay Bank expects to have such banking transactions in the future. All loans and commitments to lend included in these transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing in Cathay Bank at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectibility or present any other unfavorable features. The aggregate balance of secured and unsecured loans made or authorized to be made directly to the directors and executive officers of Bancorp or of Cathay Bank, members of their families, and entities with which they were associated was $1,945,644 at December 31, 1996, which represented 1.64% of Bancorp's stockholders' equity at that date.

INDEMNITY AGREEMENTS

         Bancorp's Bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. In May 1991, Bancorp entered into indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements will assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp's Certificate of Incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnifications and limitations on liability permitted by the certificate of incorporation, bylaws and the indemnity agreements are subject to the limitations set forth by Delaware law.

                              INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP, independent auditors, audited Bancorp's accounts for the fiscal year ended December 31, 1996 and have been selected as Bancorp's independent auditor for 1997. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to questions from stockholders or their representatives.

                           ANNUAL REPORT ON FORM 10-K

         On or before March 31, 1997, Bancorp will file with the Securities and Exchange Commission an Annual Report on Form 10-K for the fiscal year ended December 31, 1996, together with applicable financial statements and schedules. BANCORP WILL FURNISH, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A STOCKHOLDER OF RECORD AS OF MARCH 7, 1997, A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE FINANCIAL STATEMENTS AND SCHEDULES. Upon written request, Bancorp will provide to any stockholder a copy of the exhibits to the Annual Report on Form 10-K. Requests should be addressed to Monica Chen, Assistant Secretary, Cathay Bank, 777 North Broadway, Los Angeles, California 90012, telephone number (213) 625-4700.

         The cost of soliciting proxies will be paid by Bancorp. In addition to use of the mails, proxies may be solicited personally or by telephone, facsimile or telegraph by officers, directors and employees of Bancorp who will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and Bancorp will reimburse these persons for their reasonable expenses incurred in forwarding the materials.


                         STOCKHOLDER PROPOSALS FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS

         Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp's 1997 proxy solicitation materials must set forth the proposal in writing and file it with the Secretary of Bancorp on or before November 20, 1997.


                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Bancorp Board of Directors knows of no other matters to be brought before the Annual Meeting other than the proposals specifically listed in the Notice of Annual Meeting of Stockholders. Nevertheless, if further business is properly presented, the persons named as proxies on the accompanying Proxy card will vote the shares in their discretion in accordance with their best judgment.

         Whether or not you currently plan to attend the Annual Meeting in person, please mark your vote on the accompanying Proxy card, then sign, date and return the Proxy card in the enclosed postage-paid envelope as soon as possible.

                                            By Order of the Board of Directors



                                             Wilbur K. Woo
                                             Secretary
Los Angeles, California
March 21, 1997

                              CATHAY BANCORP, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF CATHAY BANCORP, INC.

         Dunson K. Cheng, George T.M. Ching and Wilbur K. Woo, or any of them, with power of substitution, are hereby appointed as Proxies and authorized to represent and to vote as designated below the undersigned's shares of Cathay Bancorp, Inc. common stock at the Annual Meeting of Stockholders to be held at Cathay Bank's Los Angeles Office, 777 North Broadway, Los Angeles California at 5:00 P.M., Pacific time, on April 21, 1997, and at any and all adjournments thereof.


(1)      ELECTION OF CLASS I DIRECTORS OF CATHAY BANCORP, INC.

         / / FOR all the nominees listed below (except as marked to the contrary below)


       / /        WITHHOLD AUTHORITY to vote for all the nominees listed below

       NOMINEES:     Michael M.Y. Chang, Patrick S.D. Lee, Anthony M. Tang,
                     and Thomas G. Tartaglia

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME OF THAT NOMINEE ON THE LINE PROVIDED BELOW.

               _________________________________________________

(2) OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AS CLASS I DIRECTORS OF CATHAY BANCORP, INC.

         The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 21, 1997.

         Please sign and return this Proxy even if you intend to be present at the Annual Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting.

         Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

         Please sign exactly as name appears on the Proxy.

Dated:____________, 1997







                                       -----------------------------------
                                             Signature of Stockholder



                                       -----------------------------------
                                             Signature of Stockholder